UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2014

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue
Suite 800
Pasadena, CA 91101

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 8, 2014 the Chief Financial Officer of the Company concluded that the Company’s audited financial statements as of December 31, 2013 and for the fiscal year then ended (the “2013 Financial Statements”) should no longer be relied upon and should be restated to reflect a correction of an accounting error relating to the following transaction.

On November 30, 2013, the Board of Directors of the Company rescinded and cancelled options granted to the Chief Executive Officer on April 18, 2013 to purchase an aggregate of 2,000,000 shares of the Company’s Common Stock (the “April 2013 Options”) and instead issued to him 2,000,000 shares of the Company’s Common Stock with a deemed value as of November 30, 2013 of $180,000. The April 2013 Options had a deemed value of $741,766 as of the date of grant and a deemed value of $36,272 as of November 30, 2013. In the 2013 Financial Statements the Company recorded a net reversal of stock-based compensation of $561,766 representing the difference between the $741,766 value of the April 2013 Options as of the date of grant and the $180,000 value of the 2,000,000 shares of the Company’s Common Stock issued to the Chief Executive Officer in lieu of the April 2013 Options.

2

The Chief Financial Officer of the Company has determined that the proper accounting treatment for the November 30, 2013 transaction is to use the fair value of the April 2013 Options as of November 30, 2013 ($36,272) rather than as of April 18, 2013 for purposes of determining the amount of reversal of stock-based compensation and for purposes of determining additional stock-based compensation cost as a result of the November 30, 2013 transaction. The Company has restated its financial statements as of December 31, 2013 and for the fiscal year then ended to reflect the change discussed in this paragraph. Note 11 to the restated financial statements sets forth the effects of the changes.

The Company’s Chief Financial Officer discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm. Such firm has audited the Company’s restated financial statements and has issued its report thereon. Such restated audited financial statements are being filed with the Securities and Exchange Commission on the date hereof in Item 8 of the Amendment No. 3 to the Company’s Annual Report on Form 10-K.

Item 8.01 Other Events

The Company has received formal permission from SUPRAM (Superintendencia Regional do Meio Ambiente, the regional environmental department) allowing the removal and commercialization of sand from the mining concession at Mineracao Duas Barras Ltda. ("Duas Barras"). Sand is a normal operational byproduct of the processing of alluvial gravel for diamonds and gold at the Duas Barras plant, and therefore there is no direct cost in obtaining sand in large quantities. The Company has performed geochemical testing of several samples of its sand at a highly regarded analytical laboratory and the results indicate availability of sand of a quality sufficient for commercialization for cement mixing, glass manufacturing, and mortar preparation. Montes Claros, a city of over 400,000 people, and the closest large city to the Duas Barras plant, is growing at double digit rates, and therefore demand for sand for civil construction and other uses is high, and there are very few suppliers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: September 9, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa
Title: Chief Executive Officer

3